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Exhibit 10.5

AGREEMENT RELATING TO
FIRST RANKING PLEDGE OF BUSES

Dated 22 January, 2004

between

Swebus BusCo AB

as Pledgor

and

Deutsche Trustee Company Limited

as Security Trustee

PLEDGE OF BUSES

ADVOKATFIRMAN LINDAHL

        THIS PLEDGE AGREEMENT is dated 22 January, 2004 and made between:

  (1)
  SWEBUS BUSCO AB (a company incorporated under the laws of Sweden) of c/o Swebus AB, Solna Strandväg 78, 171 54 Solna, Sweden (corporate identity no 556583-0527), (the "Pledgor"); and

  (2)
  DEUTSCHE TRUSTEE COMPANY LIMITED of Winchester House; 1 Great Winchester Street; London EC2N 2DB, on its own behalf and as duly authorized representative of each of the Secured Parties (the "Security Trustee", which expression shall include each successor Security Trustee appointed from time to time)

        WHEREAS:

  a)
  by an indenture made among the Pledgor, Swebus AB, Swebus Express AB, Interbus AB, Swebus Fastigheter AB, Alpus AB, Enköping-Bålsta Fastighets AB, Malmfältens Omnibus AB, Concordia Bus Finland Oy Ab, Ingenjor M.O: Schoyen Bilcentraler AS, Concordia Bus Nordic Holding AB as guarantors, Concordia Bus Nordic AB (publ) (the "Issuer") and Deutsche Bank Trust Company Americas as trustee (the "Trustee"), dated 22 January, 2004 (the "Indenture") the Issuer has issued senior secured notes in the aggregate principal amount of € 130,000,000 (the "Notes");

  b)
  the Pledgor has pursuant to the Indenture issued a guarantee dated 22 January 2004 (the "Guarantee") in favour of the Holders (as defined below), the Trustee and the Security Trustee;

  c)
  the Pledgor owns the Buses (as defined below) which are currently in the possession of, and being operated by, the Operators (as defined below);

  d)
  it is a condition precedent of the Indenture that the Pledgor enters into this Pledge Agreement and hereby secures the Secured Obligations (as defined below); and

  e)
  the Security Assets (as defined below) presently are held by Nordea Bank Norge ASA ("Nordea") as a first priority security under an amended and restated facility agreement dated February 15, 2002 (the "Senior Facility").

        IT IS HEREBY AGREED as follows:

1.     DEFINITIONS AND INTERPRETATION

  1.1
  In this Agreement:

    "Buses" means all of the buses and the property and equipment forming part thereof which are owned by the Pledgor and listed in Schedule 1 attached hereto;

    "Closing Date" means the date on which (i) the proceeds of the Notes have been received by the Trustee and (ii) the Senior Facility has been discharged by payment to Nordea of an amount of such proceeds sufficient to prepay the Senior Facility in full;

    "Finance Documents" means the Security Documents, the Guarantee and the Indenture;

    "Future Buses" means any buses and the property and equipment forming part thereof which are acquired by the Pledgor subsequent to the date of this Agreement;

    "Holders" means, from time to time, the holders of the Notes, and a "Holder" means any one of them;

    "Nordea Pledge" means the pledge over the Security Assets under the Senior Facility;

    "Operator" means (i) Swebus AB, Swebus Express AB and Interbus AB, which are (in accordance with Schedule 1) operating the Buses in their business, (ii) any future holder and/or operator of those Buses and (iii) any future holder and/or operator of Future Buses;

    "Proceeds" means the proceeds from the sale of the Security Assets, after deduction of all costs and expenses (including legal fees) incurred by the Secured Parties in connection with the enforcement of this Agreement and the sale of the Security Assets;

    "Secured Obligations" means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of the Pledgor under the Guarantee together with all costs, charges and expenses incurred by any Secured Party in connection with the protection, preservation or enforcement of its respective rights under the Guarantee;

    "Secured Parties" means all and each of the Security Trustee and the Trustee (as represented by the Security Trustee) on their own behalf and as duly authorized representative of the Holders;

    "Security Assets" means all the Pledgor's right, title and interest in and to the Buses and the Future Buses, if any, and all rights of the Pledgor to receive moneys payable pursuant to any guarantee, indemnity or insurance in respect of the Buses and the Future Buses (including, without limitation, the Proceeds); and

    "Security Documents" means this Agreement and any other agreement or documents defined as a Security Document in the Indenture.

  1.2
  In this Agreement, unless the contrary intention appears, a reference to:

  a)
  a provision of law is a reference to that provision as amended or re-enacted,

  b)
  a person includes its successors and assigns, and

  c)
  any document is a reference to that document as amended, novated or supplemented.

  1.3
  Terms defined in the Indenture shall have the same meanings when used in this Agreement unless otherwise defined in this Agreement.

  1.4
  If either the Security Trustee or the Trustee considers that in respect of an amount paid to a Secured Party under a Finance Document there is a reasonable risk that such payment will be avoided or otherwise set aside on the liquidation or bankruptcy of the payer or otherwise, then that amount shall not be considered to have been irrevocably paid for the purposes of this Agreement.

2.     PLEDGE

  2.1
  The Pledgor hereby irrevocably and unconditionally, on the terms and conditions set out herein, pledges to each of the Secured Parties represented by the Security Trustee in its capacity as duly authorized representative for the Secured Parties and on its own behalf all of the Pledgor's rights, title and interest in and to the Security Assets for the purpose of constituting a first ranking pledge to secure the due and punctual performance of the Secured Obligations.

3.     PERFECTION OF PLEDGE

  3.1
  The Pledgor shall immediately at the execution of this Agreement notify the relevant Operator of the pledge created by this Agreement over the Buses and the Future Buses by sending a notice in substantially the form set out in Schedule 2.

  3.2
  On the Closing Date the Pledgor shall procure that Nordea notifies the Operators of the release of the Nordea Pledge over the Buses.

  3.3
  The Pledgor shall immediately upon the acquisition by the Pledgor of any Future Bus notify the relevant Operator of the pledge created by this Agreement over such bus by sending a notice substantially in the form set out in Schedule 2.

  3.4
  The Pledgor shall throughout the term of this Agreement do all things and acts requested by the Security Trustee to assist the Security Trustee in taking all actions required to perfect and maintain the perfection of the pledge created by this Agreement.

4.     REPRESENTATIONS AND WARRANTIES

  4.1
  The Pledgor represents and warrants to each of the Secured Parties that:

  a)
  it is a limited liability company duly incorporated and validly existing under the laws of Sweden;

  b)
  the Pledgor has the power to enter into, deliver and perform, and has taken all necessary action to authorize the entry into, delivery and performance of this Agreement and the transactions contemplated by this Agreement;

  c)
  this Agreement constitutes legally valid and binding obligations of the Pledgor enforceable in accordance with its terms (except as such enforcement may be limited by any relevant bankruptcy, insolvency, receivership or similar laws affecting creditors' rights generally);

  d)
  this Agreement does not and will not breach or constitute a default under the constitutional documents of the Pledgor or any document, instrument or obligation, law or regulation to which the Pledgor is a party or by which it is bound;

  e)
  this Agreement constitutes a first ranking pledge enforceable against the Pledgor and a liquidator or receiver of the Pledgor and third party creditors of the Pledgor;

  f)
  all necessary consents and authorizations required in relation to the entry into, performance, validity and enforceability of this Agreement have been obtained and are in full force and effect;

  g)
  the Pledgor is the sole, absolute and beneficial owner of the Security Assets;

  h)
  the individual Buses are in the possession of and operated by the Operators listed in Schedule 1; and

  i)
  other than as created pursuant to this Agreement the Security Assets are free from any encumbrances.

  4.2
  The representations and warranties set out in Clause 4.1 above are made on the date of this Agreement and are deemed to be repeated by the Pledgor on each date for interest payment under the Indenture with reference to the facts and circumstances then existing.

5.     COVENANTS BY THE PLEDGOR

  5.1
  The Pledgor hereby covenants with each of the Secured Parties that during the continuance of this Agreement the Pledgor will:

  a)
  not sell, transfer or otherwise dispose of the Security Assets or any part thereof or interest therein or permit the same to occur, other than (i) in the ordinary course of its business, and (ii) with the prior written consent of the Security Trustee;

    b)
    not grant any option in or over the Security Assets;

    c)
    not create or permit to subsist any Lien on, over, with respect to or otherwise affecting the whole or any part of the Security Assets (other than Permitted Liens under the Indenture);

    d)
    not hold any security from any other person in respect of the Pledgor's liability under this Agreement;

    e)
    not accept any redelivery from any Operator or otherwise receive or take possession, whether directly or indirectly, of any of the Security Assets and, if the Pledgor should come into such possession, immediately transfer such possession to such third party as instructed by the Security Trustee;

    f)
    remain liable to perform all duties and obligations expressed to be assumed by it in relation to the Security Assets to the same extent as if this pledge had not been executed and the Security Trustee or any of the Secured Parties shall have no obligation or liability in relation to the Security Assets by reason of, or arising out of, this Agreement or be obliged to perform any of the obligations or duties of the Pledgor or the Operators expressed to be assumed by them in relation to the Security Assets;

    g)
    not amend or terminate any agreement under which any Operator is holding any of the Buses or Future Buses and not enter into any agreement or other arrangement purporting to change the location of the Buses or the Future Buses or otherwise change Operator of any of the Buses or the Future Buses, without the prior written consent of the Security Trustee;

    h)
    procure that each Operator exercises due care to assure the safe custody of the Security Assets and that each Operator keeps the Security Assets insured in such manner as prescribed in the relevant lease agreement with such Operator; and

    i)
    the Pledgor shall at any time, if and when required by the Security Trustee and at the Pledgor's cost, promptly and duly do all such further acts and execute and deliver any and all such further documents as may in the opinion of the Security Trustee be necessary in order to give full effect to this Agreement and to secure to the Security Trustee the full benefit of the rights, powers and remedies conferred upon it in this Agreement, and the Pledgor shall use its best endeavors to obtain third party consent where such consent is required in order to give full effect to such act or document.

6.     SALE OF BUSES OR FUTURE BUSES

  6.1
  In the event the Pledgor should request the Security Trustee's permission to sell, transfer or otherwise dispose any of the Buses or the Future Buses (such request to be made by a notice in accordance with Schedule 3), the Security Trustee shall in its sole discretion determine whether such request shall be approved or denied and this Agreement shall in no way be construed as the Security Trustee giving up any of such discretion for the benefit of the Pledgor. Any approval to such a sale under this Agreement shall in no way be construed as an approval, directly or indirectly, to any future request. The Pledgor undertakes that it shall never submit to the Security Trustee more than one request per calendar month.

  6.2
  The Security Trustee shall seek to reply to a request mentioned in Clause 6.1 above within ten (10) Business Days from receipt thereof. However, only an affirmative, prior reply from the Security Trustee shall constitute the consent required by this Agreement.

  6.3
  In the event of an approval to a sale as described in Clause 6.1, the Pledgor shall provide the Security Trustee with a report of sales hereunder within 30 days of such approval.

7.     INSURANCE PROCEEDS

  7.1
  In the event that the Security Trustee receives moneys payable under any insurance in relation to any Buses or Future Buses, the Security Trustee may, in its sole discretion, upon the request of the Pledgor, agree to release such funds to be used by the Pledgor to purchase Future Buses.

8.     CONTINUING SECURITY

  8.1
  The security constituted by this Agreement shall be a continuing security and shall not be considered as satisfied or discharged by any intermediate payment or settlement of the whole or any part of the Secured Obligations and shall be binding until all the Secured Obligations have been irrevocably paid and discharged in full.

  8.2
  Until all the Secured Obligations have been irrevocably paid and discharged in full any Secured Parties may refrain from applying or enforcing any other security, monies or rights held or received by that Secured Party or apply and enforce the same in such manner and order as the Secured Party or the Security Trustee sees fit and the Pledgor shall not be entitled to the benefit of the same.

  8.3
  This Agreement is in addition to any present and future guarantee, collateral, lien or other security held by the Security Trustee. The Secured Parties' rights hereunder are in addition to and not exclusive of those provided by law and may be exercised from time to time and as often as the Security Trustee deems expedient.

9.     EXERCISE OF PLEDGE AND APPLICATION OF MONIES

  9.1
  Upon the Security Trustee serving notice on the Pledgor following the occurrence of a Default or an Event of Default demanding the immediate repayment of any outstanding amount of the Secured Obligations and at all times thereafter, so long as the same shall be continuing, the Security Trustee, may, in addition to any other remedies provided herein or in the Indenture or by applicable law sell the Security Assets or any part thereof to a third party, for cash or other value, publicly or privately in such manner and on such terms, acting with due care as the Security Trustee in its sole discretion deems fit, after the Security Trustee has given the Pledgor seven (7) business days prior notice of the time and place of any public sale or, as the case may be, the time after which a private sale may be made, and the Security Trustee shall not be liable for any loss arising from or in connection with the realisation of the Security Assets or any part thereof, provided that it has acted with due care.

  9.2
  All costs and expenses (including legal fees) incurred by the Security Trustee and the Trustee in connection with the enforcement of the security created by this Agreement shall be borne by the Pledgor and the Pledgor shall indemnify and hold the Security Trustee harmless in respect of such costs and expenses.

  9.3
  Chapter 10 Section 2 of the Swedish Commercial Code (Sw: Handelsbalken 10:2) shall not apply to this Agreement.

  9.4
  All monies received by the Security Trustee, in exercise of the rights, powers and remedies under this Agreement or by law shall be applied by the Security Trustee in the manner and order set out in the Indenture.

  9.5
  For the purpose of enforcing the security created by this Agreement upon the occurrence of a Default or an Event of Default, the Pledgor irrevocably authorises and empowers the Security Trustee to act in the name of the Pledgor, and on behalf of the Pledgor to do all acts and take any necessary or appropriate steps in respect of the sale of the Security Assets. The power of attorney set out in this Clause 9.5 and Schedule 4 shall be valid for as long as this Agreement remains in force.

10.   DISCHARGE OF THE SECURITY ASSETS

  10.1
  Subject to Clause 8.1, upon the irrevocable payment or discharge in full of the Secured Obligations the Security Trustee shall or shall procure that its nominees or agents shall (as the case may be) at the request and cost of the Pledgor discharge to the Pledgor all the right, title and interest in or to the Security Assets of the Security Trustee and the Secured Parties free from the security in this Agreement.

  10.2
  Any release, discharge or settlement between the Pledgor and the Security Trustee in relation to this Agreement shall be conditional upon no disposition or payment to the Security Trustee or any Secured Party by the Pledgor or any other person being avoided, set aside or ordered to be refunded pursuant to any law relating to insolvency or for any other reason.

  10.3
  If any such disposition or payment is avoided, set aside or ordered to be refunded the Pledgor shall retransfer the Security Assets to the Security Trustee and the Security Trustee shall be entitled to enforce this Agreement against the Pledgor as if such release, discharge or settlement had not occurred and any such disposition or payment not been made.

11.   THE SECURITY TRUSTEE

  11.1
  The Security Trustee shall at all times act as the duly authorised representative (Sw: befullmäktigat ombud) of the Secured Parties, and shall, when exercising its right and fulfilling its obligations under this Agreement, comply with the relevant provisions of the Security Trustee Agreement (as defined in the Indenture).

  11.2
  The Security Trustee may at any time (1) delegate to any person all or any of its rights, powers and discretions under this Agreement on such terms (including the power to subdelegate) as the Security Trustee sees fit and (2) employ agents, managers, employees, advisers and others on such terms as the Security Trustee sees fit for any of the purposes set out in this Agreement, provided that in each such case it uses due care in selecting such delegate.

12.   WAIVERS

  12.1
  The Pledgor agrees that if the security created by this Agreement is enforced it will not exercise and hereby waives any right which the Pledgor might otherwise have against any other person by reason of subrogation or otherwise

  a)
  to take the benefit of any security granted to the Secured Parties pursuant to any Finance Document, and/or

  b)
  to be indemnified by any other person

    and any such person is hereby released from all obligations in respect of such a claim.

  12.2
  The liability of the Pledgor under this Agreement shall not be prejudiced, affected or diminished by any act, omission, circumstance or matter which but for this provision might operate or release or otherwise exonerate the Pledgor from its obligations under this Agreement in whole or in part, including without limitation and whether or not known to the Pledgor or any Secured Party;

  a)
  any time or waiver granted to or composition with any other person;

    b)
    the taking, variation, compromise, renewal or release of or refusal or neglect to perfect or enforce any rights, remedies or securities against any other person;

    c)
    any legal limitation, disability, incapacity or other circumstances or the bankruptcy, liquidation or change in the name or constitution of any person;

    d)
    any variation or extension, any increase, exchange, renewal, surrender, release or loss of or failure to perfect any security or of any non-observance of any formality in respect of any instruments; and

    e)
    any unenforceability or invalidity of the Secured Obligations or of any obligations of any other person or security, to the intent that the Pledgor's obligations under this Agreement shall remain in full force and this Agreement be construed accordingly as if there were no such unenforceability or invalidity.

  12.3
  Any waiver by the Security Trustee or any Secured Party of any terms of this Agreement or any consent or approval given by any of them under it shall be effective only if given in writing and then only for the purpose and upon the terms and conditions (if any) on which it is given. No delay or omission on the part of the Security Trustee or any Secured Party in exercising any right or remedy under this Agreement shall impair that right or remedy or operate as or be taken to be a waiver of it nor shall any single, partial or defective exercise of any such right or remedy precludes any other further exercise under this Agreement of that or any other right or remedy.

13.   INDEMNITY

  13.1
  The Pledgor will indemnify and hold harmless each Secured Party in respect of all liabilities and expenses incurred by it (1) in the execution or purported execution of any rights, powers or discretion in accordance with this Agreement, (2) in the preservation or enforcement of its rights under this Agreement, and (3) on the release of any part of the Security Assets from the security created by this Agreement, unless it is finally judicially determined that such liability or expense has resulted from the gross negligence or wilful misconduct of such Secured Party.

  13.2
  The Pledgor shall on demand and on a full indemnity basis pay to the Security Trustee the amount of all costs and expenses and other liabilities (including legal and out-of-pocket expenses and any tax or value added tax on such costs and expenses) which the Security Trustee or any Secured Party incurs in connection with:

  a)
  the preparation, negotiation, execution and delivery of this Agreement;

  b)
  any payment of stamp duty or stamp duty reserve tax or registration of this Pledge or any transfer of the Security Assets pursuant hereto;

  c)
  any actual or proposed amendment or waiver or consent under or in connection with this Agreement:

  d)
  any discharge or release of the pledge in this Agreement; or

  e)
  the preservation or exercise (or attempted preservation or exercise) of any rights under or in connection with and the enforcement (or attempted enforcement) of the pledge or any other right in this Agreement;

    unless it is finally judicially determined that such liability or expense has resulted from the gross negligence or wilful misconduct of the Security Trustee.

14.   MISCELLANEOUS

  14.1
  The Pledgor may not assign any of its rights under this Agreement. Each Secured Party may assign all or any part of their rights under this Agreement in accordance with, and in connection with a transfer under, the Indenture.

  14.2
  This Agreement shall remain in full force and effect and notwithstanding any amendments or variations from time to time to any of the Finance Documents and all references to a Finance Document herein shall be taken as referring to that Finance Document as amended or varied from time to time (including, without limitation, any increase in the amount of the Secured Obligations).

  14.3
  If any provision of this Agreement is or becomes illegal, invalid or unenforceable that shall not affect the validity or enforceability of any other provision of this Agreement.

  14.4
  This Agreement may be executed in any number of counterparts and this shall have the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

  14.5
  All sums payable by the Pledgor under this Agreement shall be paid without any set-off, counterclaim, withholding or deduction whatsoever unless required by law in which event the Pledgor will, simultaneously with making the relevant payment under this Agreement, pay to the Security Trustee such additional amount as will result in the receipt by the Security Trustee of the full amount which would otherwise have been receivable and will supply the Security Trustee promptly with evidence satisfactory to the Security Trustee that the Pledgor has accounted to the relevant authority for the sum withheld or deducted.

  14.6
  Any statement, certificate or determination of the Security Trustee as to the amount of the Secured Obligations or (without limitation) any other matter provided for in this Agreement shall in the absence of manifest error be conclusive and binding on the Pledgor.

15.   NOTICES

  15.1
  Each notice or other communication to be given under this Agreement shall be given in writing in English and, unless otherwise provided, shall be made by fax or letter.

  15.2
  Any notice or other communication to be given by one party to another under this Agreement shall (unless one party has by 15 days' notice to the other party specified another address) be given to that other party at the respective addresses given in Clause 15.3.

  15.3
  The address and fax number of the Pledgor and the Security Trustee are:

  (A)
  Pledgor:

      Swebus BusCo AB
      c/o Swebus AB
      Solna Strandväg 78
      171 54 Solna

      Attention: Chairman of the Board
      Fax: +46 8 546 300 10

    (B)
    the Security Trustee:

      Deutsche Trustee Company Limited
      Winchester House
      1 Great Winchester Street
      London EC2N 2 DB

      Attention: Managing Director
      Fax: +44 20 7547 6149

  15.4
  Any notice or other communication given by one party to another shall be deemed to have been received:

  a)
  if sent by fax, with a confirmed receipt of transmission from the sending machine, on the day on which transmitted;

  b)
  in the case of a notice given by hand, on the day of actual delivery; and

  c)
  if posted, on the second Business Day or, in the case of airmail, the fifth Business Day following the day on which it was despatched by first class mail postage prepaid or, as the case may be, airmail postage prepaid, provided that a notice given in accordance with the above but received on a day which is not a Business Day or after normal business hours in the place of receipt shall be deemed to have been received on the next Business Day.

16.   LAW AND JURISDICTION

  16.1
  This Agreement is governed by and shall be construed in accordance with Swedish law.

  16.2
  The parties agree that the courts of Sweden shall have jurisdiction to settle any disputes which may arise in connection with this Agreement and that any final (Sw: lagakraftvunnen) judgement or order of a Swedish court in connection with this Agreement is conclusive and binding on them and may be enforced against them in the courts of any other jurisdiction. This Clause 16.2 is for the benefit of the Secured Parties only and shall not limit the right of any of the Secured Parties to bring proceedings against the Pledgor in connection with any

    Finance Document in any other court of competent jurisdiction or concurrently in more than one jurisdiction.

Signatories

The Pledgor

SWEBUS BUSCO AB

The Security Trustee

DEUTSCHE TRUSTEE COMPANY LIMITED
on its own behalf and as duly authorised
representative of the Secured Parties

Schedule 1

[List of Buses and Operators]

Schedule 2

FORM OF NOTICE

To:

[Operators]

Dear Sirs,

        This notice is sent to you pursuant to a pledge agreement (the "Agreement") made between Swebus Busco AB (the "Pledgor") and Deutsche Trustee Company Limited (the "Security Trustee") on 22 January, 2004. Under the Agreement, the Pledgor has pledged all its rights, title and interest in and to all of the buses listed in Schedule 1 attached hereto, as well as all its right, title and interest in and to any buses acquired in the future which are operated by you. The current buses and the future buses mentioned in the preceding sentence are collectively in this notice referred to as the "Collateral".

        For as long as the pledge created by the Agreement remains in force you must deliver the Collateral (including any equipment, spare parts or other components or parts forming part of the Collateral) to no one other than the Security Trustee (or any third party other than the Pledgor directed by the Security Trustee). You may specifically not let the Pledgor, directly or through a third party, have access to or come into possession of the Collateral or redeliver the Collateral to the Pledgor or a third party directed by it.

        Moreover, only the Security Trustee is entitled to receive payments pursuant to any guarantees, indemnities or insurances in respect of the Collateral. The Collateral shall be kept insured at all times and the Security Trustee shall be recorded as loss-payee in respect of any such insurance.

        You are hereby instructed to follow any and all instructions from time to time received by the Security Trustee.

Date: 22 January, 2004

Swebus BusCo AB

Name:

We hereby acknowledge receipt of this notice and Schedule 1 attached hereto. We confirm that we are holding the Buses listed as such in Schedule 1 and we undertake to act as aforesaid throughout the term of the Agreement.

Date: 22 January, 2004

[Operator]

Name:

Schedule 3

FORM OF RELEASE REQUEST

[On Pledgor's Letterhead]
Deutsche Trustee Company Limited
Winchester House
1 Great Winchester Street
London EC2N 2DB

Attention: The Managing Director

Copy: Issuer

[Date]

Dear Sirs:

        Pursuant to Clause 6.1 of the Agreement Relating to First Ranking Pledge of Buses between you, as Security Trustee, and us, as Pledgor, (the "Pledge Agreement") Swebus Busco AB hereby under the Agreement relating to first ranking pledge of buses dated 22 January, 2004, requests the permission to dispose of the following buses:

Inventory No.	Registration No.	Lessee	Form of disposal

        We hereby confirm to you that we are not in breach of any obligation under the Pledge Agreement. The Trustee under the Indenture (as defined in the Pledge Agreement) will receive separate confirmation from Concordia Bus Nordic AB (publ) under Article 1403 of the Indenture that

  (a)
  there is no outstanding Event of Default;

  (b)
  no Event of Default will occur as a result of the actions contemplated by or reasonably related to the requested consent, including without limitation Section 1014; and

  (c)
  if this request relates to the sale of a bus that has become worn-out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company and its Restricted Subsidiaries, confirmation that such disposition is made for fair market value

[date, place]

Swebus Busco AB	Approved
Deutsche Trustee Company Limited

Schedule 4

POWER OF ATTORNEY

        This power of attorney is issued pursuant to a pledge agreement dated 22 January, 2004 (the "Pledge Agreement") made between Swebus Busco AB (the "Pledgor") and Deutsche Trustee Company Limited on its own behalf and as duly authorized representative of the Secured Parties (the "Security Trustee").

        The Pledgor hereby, upon the occurrence of a Default or an Event of Default as defined in Pledge Agreement, irrevocably authorises and empowers the Security Trustee to act in the name of the Pledgor, and on behalf of the Pledgor to do all acts and take any necessary or appropriate steps in respect of the sale of the Security Assets.

        This power of attorney shall become effective form the date it is signed and it shall be valid for as long as the Pledge Agreement remains in force.

Date:

Name:

QuickLinks

AGREEMENT RELATING TO FIRST RANKING PLEDGE OF BUSES Dated 22 January, 2004 between Swebus BusCo AB as Pledgor and Deutsche Trustee Company Limited as Security Trustee